TELMARK PRESS RELEASE                                 Contact: Stephen H. Hoefer
                                                      Phone: Office 315.449.6474
                                                      FAX: 315.449.6281
                                                      Email: shoefer@agway.com

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FOR IMMEDIATE RELEASE
MARCH 6, 2002

            TELMARK TO REMAIN FOCUSED ON CUSTOMER SERVICE AND GROWTH
                               DURING SALE PROCESS
                     -- AGWAY TO EVALUATE SALE OF TELMARK --


(Syracuse, N.Y. -- March 6, 2002) -- Telmark LLC ("Telmark") today said that the company remains focused on its winning strategy of personalized and superior customer service while its parent company, Agway Inc., evaluates the potential sale of Telmark as part of a comprehensive plan that includes focusing on fewer businesses. Agway has engaged Goldman, Sachs & Co. to assist with this evaluation.

"Telmark has been in existence since 1964 and has a strong history of profitable growth," said Daniel J. Edinger, President, Telmark. "Our recipe for success has been the same from the beginning -- having exceptional employees who understand farming and business needs, and provide personalized service. Telmark's future growth prospects would be strengthened by an owner with a larger capital base that can more readily access the capital markets than Agway can as a cooperative. Telmark is an extremely attractive business in an industry that continues to consolidate and the sale of Telmark will ensure its ability to prosper."

Telmark was started by Agway in 1964 and has since evolved into a national lease financing source for farming, forestry, construction and other rural businesses. Telmark has over 20,000 customers and its lease portfolio is more than $700 million. Headquartered in Syracuse, NY, Telmark has 225 employees.

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Editor's  Note:  This  press  release  is  available  on  Telmark's  website  at
www.telmark.com.

FORWARD LOOKING AND CAUTIONARY STATEMENT - SOME OF THE INFORMATION IN THIS PRESS
----------------------------------------
RELEASE MAY CONTAIN PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF TELMARK AND AGWAY. THE COMPANIES WISH TO CAUTION YOU THAT THESE STATEMENTS ARE ONLY PREDICTIONS AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. THE COMPANIES REFER YOU TO THE DOCUMENTS THEY FILE FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY, EACH COMPANY'S MOST RECENT FORM 10-K AND FORM 10-Q. THESE DOCUMENTS CONTAIN AND IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE COMPANIES' PROJECTIONS OR FORWARD LOOKING STATEMENTS.